UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2010

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of the Shareholders of Weis Markets, Inc. was held on Thursday, April 29, 2010, at 10:00 a.m., Eastern Daylight Time, at the principal office of the company, 1000 South Second Street, Sunbury, PA 17801.

(b) Proxies for the meeting were solicited pursuant to Regulation 14 under the Act. There was no solicitation in opposition to the nominees as listed in the proxy statement. Management Proposal #1 and Proposal #2 were approved and all such nominees were elected and the appointment of the independent registered public accounting firm was ratified. Shareholder Proposal #3 was not approved. The proposals are described in detail in the Weis Markets, Inc. definitive proxy statement dated March 11, 2010, for its Annual Meeting.

(c) The meeting was held for the following purposes:

  1. To elect six directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of Shareholders or until their respective successors have qualified.

  2. To ratify the appointment of the independent registered public accounting firm for the year ending December 25, 2010.

  3. To consider and act upon a proposal regarding the adoption of a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board of Directors of the Company.

  4. To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The official ballot from the meeting, submitted to the Secretary by the Judge of Elections, disclosed the following tabulation of votes:

Proposal #1	For	Withheld or Against	Abstain	Broker Non-Votes
Robert F. Weis	21,353,225	3,229,896	---	1,041,170
Jonathan H. Weis	19,662,859	4,920,262	---	1,041,170
David J. Hepfinger	21,364,650	3,218,471	---	1,041,170
Richard E. Shulman	23,975,034	608,087	---	1,041,170
Steven C. Smith	24,016,136	566,985	---	1,041,170
Glenn D. Steele Jr.	24,068,769	514,352	---	1,041,170

Proposal #2
Proposal to ratify the appointment of Grant Thornton LLP, as the independent registered public accounting firm of the Corporation.	25,592,609	17,391	14,292	---

Proposal #3
Proposal to adopt a policy of nominating independent directors who would constitute two-thirds of the Board of Directors of the Company.	3,664,719	20,295,163	623,235	1,041,175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Dated: May 5, 2010